                                                                     EXHIBIT 4.4

        BANK LEUMI USA                              BANK HAPOALIM B.M.
       564 Fifth Avenue                        1177 Avenue of the Americas
      New York, NY 10021                         New York, New York 10036

                                                  As of January 12, 2006
Delta Galil USA Inc.
150 Meadowlands Parkway
Secaucus, New Jersey 07090

Ladies and Gentlemen:

         Reference is made to that certain Second Amended and Restated Credit and Security Agreement (the "Credit Agreement") dated as of December 9, 2004 among Delta Galil USA Inc., a Delaware corporation having an office at 150 Meadowlands Parkway, Secaucus, New Jersey 07090 (the "Borrower"), Bank Leumi USA, a New York banking corporation as agent for the Banks party thereto (the "Agent"), having an office at 564 Fifth Avenue, New York, New York 10036, and each of the Persons named in Schedule 1.1 annexed thereto (each a "Bank" and collectively, the "Banks").


         Pursuant to the Credit Agreement, the Borrower executed a Term Note in favor of the Agent, as agent for the Banks, in the principal sum of $70,000,000 and a Third Amended and Restated Revolving Note in favor of the Agent, as agent for the banks, in the principal sum of $60,000,000. The Borrower has requested, and the Banks have agreed, to amend the Credit Agreement to provide, among other things (i) for an extension of the Maturity Date and (ii) payment of revised letter of credit and acceptance fees as set forth herein.

         Accordingly, the parties hereby agree as follows:


         1. CAPITALIZED TERMS. Capitalized terms used in this letter agreement (this "Amendment No. 1") and not otherwise defined herein, shall have the meanings defined in the Credit Agreement.

         2. AMENDMENTS TO THE CREDIT AGREEMENT. Upon fulfillment of the conditions specified in Paragraph 11 hereof (the "Effective Date"), the Credit Agreement is hereby amended as follows:

            (a) The definitions of "Maturity Date," "Revolving LIBOR Loan
Rate," and "Term Loan Rate" contained in Section 1.1 of the Agreement are hereby deleted in their entirety and amended to read as follows:

            ""MATURITY DATE" shall mean the earlier to occur of (i) May
15, 2006, and (ii) the date of acceleration pursuant to Section 10.1 of this Agreement."

            "REVOLVING LIBOR LOAN RATE" shall mean the LIBOR Rate plus one and four-tenths of one (1.40%) percent.

            "TERM LOAN RATE" shall mean the LIBOR Rate plus one and sixty-five hundredths (1.65%) percent."

            (b) The amount "$3,500,000" contained in Section 2.4.2 of the Credit Agreement is hereby deleted in such instance and replaced by the amount "$1,937,500"; and the amount "Three Million Five Hundred Thousand ($3,500,000) Dollars" contained in the first paragraph of the form of Term Note annexed to the Credit Agreement as EXHIBIT A is hereby deleted in such instance and replaced by the amount "One Million Nine Hundred Thirty-Seven Thousand Five Hundred ($1,937,500) Dollars."

            (c) Section 2.11.1 is hereby deleted in its entirety and replaced as follows:

            "2.11.1 LETTERS OF CREDIT. Subject to the terms and conditions hereof, the Agent, as a Bank, shall issue, or cause one or more of the other Banks to issue, letters of credit ("Letters of Credit") on behalf of the Borrower; provided, however, that the Agent will not issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the Outstanding Revolving Loan Balance plus the outstanding Letters of Credit and Acceptances to exceed the lesser of (a) the Revolving Loan Commitment or (b) the Borrowing Base. In the event that the Banks, in their sole discretion, at the request of the Borrower, agree to issue a Letter of Credit having an expiry date after the Maturity Date, such Letters of Credit shall be entitled to all the benefits and entitlements of this Agreement and the other Loan Documents, including the Security Agreements. In the event there is a draw against a Letter of Credit, which is not reimbursed as provided in the applicable reimbursement agreement or otherwise, the amount of the draw shall be deemed a Revolving Loan for the purposes of the Revolving Facility Amount. All disbursements or payments related to Letters of Credit shall bear interest at the applicable Prime Loan Rate; Letters of Credit that have not been drawn upon shall not bear interest."

            (d) Section 2.11.4 is hereby deleted in its entirety and replaced as follows:

            "Section 2.11.4 LETTER OF CREDIT FEES. The Borrower shall pay the following fees to the Agent with respect to each Letter of Credit issued hereunder: (i) in the case of a commercial Letter of Credit, (A) an issuance fee equal to one-quarter of one percent (0.25%) of the face amount of each such Letter of Credit, such fee to be payable on the date of issue thereof for the account of the Banks in accordance with their Pro Rata Share; (B) a processing fee equal to the greater of (a) $200, or (b) one-eighth of one percent (0.125%) of the face amount of each such Letter of Credit, such fee to be payable on the date of issue thereof for the account of the Issuing Bank, (C) on the last Business Day of each fiscal quarter of the Borrower, an exposure fee equal to one percent (1%) per annum (such fee to be calculated on the basis of a 360-day year for the actual number of days elapsed) of the average face amount outstanding during such quarter of all commercial Letters of Credit issued hereunder, such fee to be for the account of the

Banks in accordance with their Pro Rata Share, (D) on any draw under any such Letter of Credit, a payment and negotiation fee equal to $300, such fee to be payable on the making of a draw under such Letter of Credit for the account of the Issuing Bank, (ii) in the case of a standby Letter of Credit, (A) an issuance fee equal to the product of (1) the maximum face amount of such Letter of Credit, TIMES (2) one and four tenths of one (1.40%) percent, times (3) the period from the date of issuance of such Letter of Credit to its stated maturity date divided by 360, such fee to be payable on the date of issue thereof for the account of the Banks in accordance with their Pro Rata Share, and (B) on any draw under any such Letter of Credit, a payment and negotiation fee equal to $300, such fee to be payable on the making of a draw under such Letter of Credit for the account of the Issuing Bank, and (iii) in the case of any amendment to a standby Letter of Credit or a commercial Letter of Credit, an amendment fee equal to the greater of (a) $200, or (b) one-eighth of one percent (0.125%) of the face amount of such Letter of Credit, such fee to be payable on the effective date of such amendment and retained by the Issuer for its own account, and any and all reasonable fees and expenses as required by the Issuer in connection with any such Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, and shall reimburse the Agent for any and all reasonable fees and expenses, if any, paid by the Agent or any Issuer. All such fees and expenses shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such fee or expense in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing fee or expense for that type of transaction. Following the occurrence and during the continuance of an Event of Default, upon demand the Borrower will cause cash to be deposited and maintained in an account with each Bank, as cash collateral pursuant to this Agreement, in an amount equal to each Bank's Pro Rata Share of the outstanding Letters of Credit plus two (2%) percent, and the Borrower hereby irrevocably authorizes each Bank, in its discretion, on the Borrower's behalf and in the Borrower's name, to open such an account and to make and maintain deposits therein, and authorize the Agent to utilize the proceeds of Accounts or other Collateral or any other funds of the Borrower coming into the Agent's possession at any time to fund such accounts."

            (e) Section 2.12 is hereby deleted in its entirety and replaced as follows:

      "SECTION 2.12 ACCEPTANCES. Subject to the terms and conditions of this Agreement, upon the request of the Borrower, the Issuer will accept drafts presented by the beneficiary of a commercial Letter of Credit, which drafts (i) are being presented to the Agent in accordance with the terms of a commercial Letter of Credit, and (ii) name the Issuer as drawee and the beneficiary as payee and otherwise are in a form acceptable to the Issuer in its sole discretion (each an "Acceptance" and collectively, "Acceptances"). In the event that the Issuer, in its sole discretion, but with the consent of the Banks (which consent shall may be withheld for any reason or no reason) and at the request of the Borrower, agrees to issue an Acceptance having an expiry date after the Maturity Date, such Acceptances shall be entitled to all the benefits and entitlements of this Agreement and the other Loan Documents, including the Security Agreements. The Borrower shall pay the Agent for the benefit of the Banks in accordance with their Pro Rata Share a fee on each Acceptance at a rate equal to one and four tenths of one (1.40%) percent of the full amount of such Acceptance from the date the Acceptance is created to the date of its maturity, such fee to be calculated on the basis of a 360-day year for the actual number of days elapsed, and to be payable on the date the Acceptance is created. In addition, the Borrower shall pay a fronting fee equal to the greater of (a) $200, or (b) one-eighth of one percent (0.125%) of the face amount of such Acceptance, such fee to be payable on the date of creation of such Acceptance and any other reasonable costs or expenses of the Issuer."

            (f) Clause (i) of Section 3.1.9 of the Credit Agreement is amended in its entirety to read as follows: "(i) an executed Unlimited Guaranty from Delta Galil dated as of January 6, 2006, of all of the obligations of the Borrowers to the Banks, which is governed by New York law."

            (g) Section 12.15 is hereby deleted in its entirety and replaced as follows:

      "SECTION 12.15 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNITY. All representations and warranties contained in this Agreement or any other Loan Documents and the indemnification obligations of the Borrower pursuant to
Section 12.2 hereunder shall survive the execution and delivery of this Agreement and the making and repayment of the Loans and the termination of this Agreement."

      3. PREPAYMENT. Concurrently with the execution and delivery of this Amendment No. 1, Borrower shall prepay a portion of the principal sum of the Term Loan then outstanding in the amount equal to $25,000,000, such prepayment to be applied pro rata to all installments due on the Term Note. Accordingly, following the application of such prepayment, the amount due with respect to each installment on the Term Note shall be $1,937,500 and the Term Note is hereby deemed amended to read consistent with the amendments to the form of Term Note annexed to the Credit Agreement as EXHIBIT A effectuated pursuant to this Amendment No.1.

      4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Amendment No. 1):

            (a) The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment No. 1.

            (b) This Amendment No. 1 has been duly executed and delivered by the Borrower and the consent attached hereto has been duly executed and delivered by each Guarantor. This Amendment No. 1 and the Credit Agreement (as amended by this Amendment

No. 1) hereby constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

            (c) No consent or approval of any person, firm, corporation or entity, and no consent, license, approval or authorization of any governmental authority is or will be required in connection with the execution, delivery, performance, validity or enforcement of this Amendment No. 1 other than any such consent, approval, license or authorization which has been obtained and remains in full force and effect or where the failure to obtain such consent, approval, license or authorization which has been obtained and remains in full force and effect.

            (d) After giving effect to this Amendment No. 1, the Borrower is in compliance with all of the various covenants and agreements set forth in the Credit Agreement and each of the other Loan Documents.

            (e) After giving effect to this Amendment No. 1, no event has occurred and is continuing which constitutes a Default or an Event of Default.

            (f) All representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that any representation or warranty relates to a specified date, in which case such are true and correct in all material respects as of the specific date to which such representations and warranties relate.

      5. WAIVER. The Banks hereby waive any violation by the Borrower of the provisions of Sections 8.18, 8.19 and 8.20 of the Credit Agreement solely for the period ending December 31, 2005. This waiver is limited as written and shall not be deemed (i) to be an amendment of or consent under or waiver of any other term or condition of the Loan Documents or (ii) prejudice any right or rights which the Banks now have or may have in the future, under or in connection with the Loan Documents.

      6. CONTINUANCE. The Credit Agreement and the other Loan Documents (including the Term Note) are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that after giving effect to this Amendment No. 1, all references in the Credit Agreement to "this Agreement," "hereto," "hereof," "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment No. 1.

      7. PAYMENT OF COSTS; AMENDMENT FEE. Concurrently with its execution and delivery of this Amendment No. 1, the Borrower shall pay to the Bank all costs and expenses (including attorneys' fees and disbursements) incurred by the Bank in connection with the preparation, execution and delivery of this Amendment No. 1 and related documents, including, without limitation an amendment fee in the principal sum of $30,000 (the "Amendment Fee"). The Amendment Fee shall be for the account of the Banks in accordance with their Pro Rata Share.

      8. COUNTERPARTS. This Amendment No. 1 may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by facsimile shall be effective as delivery of a manually executed signature page hereto.

      9. GUARANTY FROM DELTA GALIL. Concurrently with the execution and delivery of this Amendment No. 1 by the Borrower, Delta Galil shall execute and deliver to the Banks a Unlimited Guaranty in the form annexed to this Amendment No. 1 as EXHIBIT A (the "Delta Galil New York Guaranty"). The Delta Galil New York Guaranty shall replace in its entirety the guaranty referred to in clause (i) of
Section 3.1.9 of the Credit Agreement.

      10. DELIVERY OF DOCUMENTS. Within ninety (90) days from the Effective Date, the Borrower shall deliver to the Agent for the benefit of the Banks all documents and information required to be delivered under the Credit Agreement then due or outstanding, including, without limitation, all documents and information required to be delivered pursuant to Section 3.2 of the Credit Agreement.

      11. CONDITIONS PRECEDENT. The obligation of the Banks to execute and deliver this Amendment No. 1 is conditioned upon receipt by the Banks of (i) this Amendment No. 1 executed by all of the parties hereto, (ii) the Consent attached hereto executed by each Guarantor, (iii) the Delta Galil New York Guaranty, (iv) prepayment of $25,000,000 of the amount outstanding under the Term Loan, (v) payment of the Amendment Fee and (vi) payment of all outstanding legal fees and disbursements of Warshaw Burstein Cohen Schlesinger & Kuh, LLP in connection with the preparation of this Amendment No. 1.

      12. GOVERNING LAW/ENTIRE AGREEMENT. This Amendment No. 1 shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of laws principles thereof). This Amendment No. 1 contains the entire agreement of the parties with respect to the subject matter contained herein and may not be amended or modified except pursuant to a written instrument executed by the party sought to be bound thereby.

         If the foregoing correctly sets forth our understanding and agreement, kindly indicate your acceptance thereof by signing below.

                                         Very truly yours,

                                         BANK LEUMI USA


                                         By:  /s/ Michaela Klein
                                         -------------------------------------
                                         Name: Michaela Klein
                                         Title: Senior Vice President


                                         By: /s/ Yuval Talmy
                                         -------------------------------------
                                         Name: Yuval Talmy
                                         Title: Vice President


                                         BANK HAPOALIM, B.M.


                                         By: /s/ Boaz Dan
                                         -------------------------------------
                                         Name: Boaz Dan
                                         Title: Senior Vice President


                                         By: /s/ Maxine Levy
                                         -------------------------------------
                                         Name: Maxine Levy
                                         Title: Vice President
AGREED TO:

DELTA GALIL USA INC.


By: /s/ David Kostman
------------------------------------
Name: David Kostman
Title: Chief Executive Officer


By: /s/ Steven Lockcuff
------------------------------------
Name: Steven Lockcuff
Title: Vice President for Finance and Secretary

                                     CONSENT


Each of the undersigned hereby confirms that:

      It is fully informed as to the amendment, dated as of even date herewith ("Amendment No. 1") to the Second Amended and Restated Credit and Security Agreement, dated as of December 9, 2004 (the "Credit Agreement"). Capitalized terms used herein and not defined shall have the meanings defined in the Credit Agreement.

      It has executed and delivered a Guarantee in favor of the Banks, wherein and whereby, the undersigned, among other things, unconditionally guaranteed to the Banks payment when due, whether by acceleration or otherwise of any and all Obligations of the Borrower to the Banks, including interest and attorneys' fees, costs and expenses of collection incurred by the Banks in enforcing any of the Obligations.

      Notwithstanding the Amendment No. 1 and the effectiveness of the agreements contained therein, the Guarantee of the undersigned is in full force and effect, has not been terminated, rescinded, amended or modified, and the undersigned has no defenses or offsets with respect to its obligations to the Banks under its Guarantee. The provisions of this Consent relating to Delta Galil Industries, Ltd. shall be deemed made after giving effect to Paragraph 9 of Amendment No. 1.


Dated as of:  January 6, 2006


AUBURN HOSIERY MILLS, INC.              BURLEN CORP.


By:_________________________________    By:_____________________________________
Steven Lockcuff, Treasurer and          Steven Lockcuff, Treasurer and Assistant
Secretary                               Secretary



DELTA GALIL INDUSTRIES LTD.


By:_________________________________
   Arnon Tiberg, Chief Executive
   Officer

        BANK LEUMI USA                                  BANK HAPOALIM B.M.
       564 Fifth Avenue                            1177 Avenue of the Americas
      New York, NY 10021                             New York, New York 10036

                                                        As of May 9, 2006
Delta Galil USA Inc.
150 Meadowlands Parkway
Secaucus, New Jersey 07094

Ladies and Gentlemen:

      Reference is made to the Second Amended and Restated Credit and Security Agreement (the "Credit Agreement"), dated as of December 9, 2004, among Delta Galil USA Inc., a Delaware corporation having an office at 150 Meadowlands Parkway, Secaucus, New Jersey 07094 (the "Borrower"), Bank Leumi USA, a New York banking corporation as agent for the Banks party thereto (the "Agent"), having an office at 564 Fifth Avenue, New York, New York 10036, and each of the Persons named in Schedule 1.1 annexed thereto (each a "Bank" and collectively, the "Banks"), as amended by Amendment No. 1 thereto, dated as of January 12, 2006.


      The Borrower has requested, and the Banks have agreed, to amend the Credit Agreement to provide, among other things, for (i) an extension of the Maturity Date and (ii) the amendment to certain financial covenants contained in the Credit Agreement, all as set forth herein.

      Accordingly, the parties hereby agree as follows:

      3. CAPITALIZED TERMS. Capitalized terms used in this letter agreement (this "Amendment No. 2") and not otherwise defined herein, shall have the meanings defined in the Credit Agreement.

      4. AMENDMENTS TO THE CREDIT AGREEMENT. Upon fulfillment of the conditions specified in Paragraph 9 hereof (the "Effective Date"), the Credit Agreement is hereby amended as follows:

         (a) The definitions of "Loan Documents" and "Maturity Date" contained in Section 1.1 of the Agreement are hereby deleted in their entirety and amended to read as follows:

         ""LOAN DOCUMENTS" shall mean, this Agreement, the Revolving Note, the Term Note, the Pledge Agreement, the Borrower Pledge Agreement, the Real Estate Collateralization Documents, the Security Agreements, the Trademark Security Agreements, the guarantees and any other agreements executed and delivered by each Guarantor, and all other agreements, instruments and documents, including, without limitation, security agreements, loan agreements, notes, mortgages, deeds of trust, intercreditor agreements, assignment of leases, pledges, powers of attorney, consents, assignments, collateral assignments, letter agreements, contracts, notices, financing statements, account opening documents, and all other writings, all of which must be in form and substance satisfactory to the Agent, heretofore, now, or hereafter executed by or on behalf of the Borrower or any Guarantor and delivered to the Agent or any Bank pursuant to or in furtherance of this Agreement, together with all agreements, instruments and documents referred to therein or contemplated thereby and as now in effect or as at any time amended, modified or changed.

         "MATURITY DATE" shall mean the earlier to occur of (i) January 31, 2007, and (ii) the date of acceleration pursuant to Section 10.1 of this Agreement."

         (b) A new definition captioned "Borrower Pledge Agreement" is hereby added to Section 1.1 of the Credit Agreement in its proper alphabetical order and shall read as follows:

         ""BORROWER PLEDGE AGREEMENT" shall mean the Pledge and Assignment

Agreement substantially in the form of Exhibit K hereto, dated as of ________ __, 2006, from the Borrower to the Agent, as amended, modified or supplemented from time to time."

         (c) The seventh sentence of Section 2.2 is hereby deleted in its entirety and replaced as follows:

         "The Borrower may not give more than seven (7) Notices of Advance in any one month."

         (d) The first and second sentences of Section 2.11.1 are hereby deleted in their entirety and replaced as follows:

         "Subject to the terms and conditions hereof, the Agent, as a Bank, shall issue, or cause one or more of the other Banks to issue, letters of credit ("Letters of Credit") on behalf of the Borrower; provided, however, that the Agent will not issue or cause to be issued any Letters of Credit: (i) to the extent that the face amount of such Letters of Credit would then cause the Outstanding Revolving Loan Balance plus the outstanding Letters of Credit and Acceptances to exceed the lesser of (a) the Revolving Loan Commitment or (b) the Borrowing Base or (ii) which have an expiration date which is more than sixty
(60) days after the Maturity Date. At the request of the Borrower, the Agent, with the consent of the Banks (which consent may be withheld for any reason or no reason), may issue or cause to be issued a Letter of Credit having an expiry date of greater than sixty (60) days after the Maturity Date. In the event a Letter of Credit is issued having an expiry date after the Maturity Date, such Letter of Credit shall be entitled to all the benefits and entitlements of this Agreement and the other Loan Documents, including the Security Agreements."

         (e) The second sentence of Section 2.12 is hereby deleted in its entirety and replaced as follows:

         "No Acceptance shall have a maturity date which is later than (i) ninety (90) days after its creation or (ii) sixty (60) days after the Maturity Date. At the request of the Borrower, the Agent, with the consent of the Banks (which consent may be withheld for any reason or no reason), may create or cause to be created an Acceptance having a maturity date of greater than sixty (60) days after the Maturity Date. In the event that an Acceptance is created having a maturity date after the Maturity Date, such Acceptance shall be entitled to all the benefits and entitlements of this Agreement and the other Loan Documents, including the Security Agreements."

         (f) The second sentence of Section 8.18 is hereby deleted in its entirety and replaced as follows:

         "Compliance with this covenant shall be measured on a quarterly basis for a rolling twelve (12) month period; provided, however, that for the 2006 calendar year compliance with this covenant shall be measured on a quarterly basis for a rolling three (3) month period."

      Section 8.18 is hereby further amended by deleting the phrase "For the twelve (12) month period ending March 31, 2006" and corresponding ratio "1.25 to 1.0".

      Section 8.18 is hereby further amended by deleting the ratios for the following periods and replacing such ratios as follows:

         "PERIOD                                                            RATIO

         For the three (3) month period ending June 30, 2006                1.0 to 1.0

         For the three (3) month period ending September 30, 2006           1.0 to 1.0

         For the three (3) month period ending December 31, 2006            1.0 to 1.0"


         (g) Section 8.19 is hereby amended by deleting the ratios for the following periods and replacing such ratios as follows:

         "PERIOD                                                            RATIO
         For the twelve (12) month period ending September 30, 2006         0.28 to 1.0

         For the twelve (12) month period ending December 31, 2006          0.28 to 1.0"

         (h) Section 8.20 is hereby amended by deleting the ratios for the following periods and replacing such ratios as follows:


         "PERIOD                                                            RATIO
         For the twelve (12) month period ending March 31, 2006             6.70 to 1.0

         For the twelve (12) month period ending June 30, 2006              5.70 to 1.0"

         (i) A new Exhibit K is hereby added to the Credit Agreement in the form attached to this Amendment No. 2 as Exhibit K.

      3. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Amendment No. 2):

         (a) The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment No. 2.

         (b) This Amendment No. 2 has been duly executed and delivered by the Borrower and the consent attached hereto has been duly executed and delivered by each Guarantor. This Amendment No. 2 and the Credit Agreement (as amended by this Amendment No. 2) hereby constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

         (c) No consent or approval of any person, firm, corporation or entity, and no consent, license, approval or authorization of any governmental authority is or will be required in connection with the execution, delivery, performance, validity or enforcement of this Amendment No. 2 other than any such consent, approval, license or authorization which has been obtained and remains in full force and effect or where the failure to obtain such consent, approval, license or authorization would not have a Material Adverse Effect.

         (d) After giving effect to this Amendment No. 2, the Borrower is in compliance with all of the various covenants and agreements set forth in the Credit Agreement and each of the other Loan Documents.

         (e) After giving effect to this Amendment No. 2, no event has occurred and is continuing which constitutes a Default or an Event of Default.

         (f) All representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that any representation or warranty relates to a specified date, in which case such are true and correct in all material respects as of the specific date to which such representations and warranties relate.

      4. DEPOSIT. Concurrently with its execution and delivery of this Amendment No. 2, (i) the Borrower shall deposit with the Agent $4,000,000, which amount shall be pledged to the Bank in accordance with the terms and conditions of the Borrower Pledge Agreement, in the form attached hereto as Exhibit K, and (ii) the Borrower shall execute and deliver the Borrower Pledge Agreement to the Agent.

      5. CONTINUANCE. The Credit Agreement and the other Loan Documents (including the Term Note) are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that after giving effect to this Amendment No. 2, all references in the Credit Agreement to "this Agreement," "hereto," "hereof," "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment No. 2.

      6. PAYMENT OF COSTS; AMENDMENT FEE. Concurrently with its execution and delivery of this Amendment No. 2, the Borrower shall pay (i) to the Banks all costs and expenses (including attorneys' fees and disbursements) incurred by the Banks in connection with the preparation, execution and delivery of this Amendment No. 2 and related documents, and (ii) for the account of the Banks in accordance with their Pro Rata Share, an amendment fee in the sum of $60,000 (the "Amendment Fee").

      7. AMENDMENT TO SPRINGING GUARANTY FROM DELTA GALIL INDUSTRIES LTD. Concurrently with the execution and delivery of this Amendment No. 2 by the Borrower, Delta Galil Industries Ltd. ("Delta Galil") shall execute and deliver to the Agents an amendment to the Springing Guaranty (the "Springing Guaranty"), dated June 13, 2002, as amended by letter dated December 9, 2004, in the form annexed to this Amendment No. 2 as EXHIBIT A (the "Guaranty Amendment").

      8. OPINION WITH RESPECT TO GUARANTIES. On the date hereof, the Banks shall have received (i) a written opinion of Pryor Cashman Sherman & Flynn LLP, special counsel to Delta Galil, in form and substance satisfactory to the Banks and their counsel, relating to such matters as the Banks may reasonably request, and (ii) an opinion from Israeli counsel substantially similar to the opinion received by the Agent from I. Amihud Ben-Porath, Hamou & Co. dated December 9, 2004, with respect to said Springing Guaranty.

      9. CONDITIONS PRECEDENT. The obligation of the Banks to execute and deliver this Amendment No. 2 is conditioned upon receipt by the Banks of (i) this Amendment No. 2 executed by all of the parties hereto, (ii) the Consent attached hereto executed by each Guarantor, (iii) the Guaranty Amendment, (iv) evidence satisfactory to the Agent, in its sole discretion, that the Borrower has received a capital contribution or loan from Delta Galil in the principal sum of $4,000,000, (v) the Pledge Agreement in the form annexed hereto as Exhibit K and executed by the Borrower, (vi) each of the opinions of counsel referenced in Paragraph 8 above,
(vii) payment of the Deposit, (viii) payment of the Amendment Fee, and (ix) payment of all outstanding legal fees and disbursements of Warshaw Burstein Cohen Schlesinger & Kuh, LLP in connection with the preparation of this Amendment No. 2.

      10. COUNTERPARTS. This Amendment No. 2 may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 2 by facsimile shall be effective as delivery of a manually executed signature page hereto.

      11. GOVERNING LAW/ENTIRE AGREEMENT. This Amendment No. 2 shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of laws principles thereof). This Amendment No. 2 contains the entire agreement of the parties with respect to the subject matter contained herein and may not be amended or modified except pursuant to a written instrument executed by the party sought to be bound thereby.

      12. MODIFICATIONS. This Amendment No. 2 cannot be amended, terminated or modified, except pursuant to a writing executed by all parties to this Amendment No. 2.

                           [SIGNATURE PAGE TO FOLLOW]

         If the foregoing correctly sets forth our understanding and agreement, kindly indicate your acceptance thereof by signing below.

                                         Very truly yours,

                                         BANK LEUMI USA


                                         By:  /s/ Michaela Klein
                                         -------------------------------------
                                         Name: Michaela Klein
                                         Title: Senior Vice President


                                         By: /s/ Yuval Talmy
                                         -------------------------------------
                                         Name: Yuval Talmy
                                         Title: First Vice President


                                         BANK HAPOALIM, B.M.


                                         By: /s/ Boaz Dan
                                         -------------------------------------
                                         Name: Boaz Dan
                                         Title: Senior Vice President


                                         By: /s/ Mickey Berger
                                         -------------------------------------
                                         Name: Mickey Berger
                                         Title: Vice President
AGREED TO:

DELTA GALIL USA INC.


By: /s/ David Kostman
------------------------------------
Name: David Kostman
Title: Chief Executive Officer


By: /s/ Steven Lockcuff
------------------------------------
Name: Steven Lockcuff
Title: Vice President for Finance and Secretary

                                     CONSENT

Each of the undersigned hereby confirms that:

      It is fully informed as to the amendment, dated as of even date herewith ("Amendment No. 2") to the Second Amended and Restated Credit and Security Agreement, dated as of December 9, 2004 (the "Credit Agreement"), as amended by Amendment No. 1 thereto, dated as of January 12, 2006. Capitalized terms used herein and not defined shall have the meanings defined in the Credit Agreement.

      Each is a Guarantor and has executed and delivered a guarantee in favor of the Banks, wherein and whereby, the undersigned, among other things, unconditionally guaranteed to the Banks payment when due, whether by acceleration or otherwise of any and all Obligations of the Borrower to the Banks, including interest and attorneys' fees, costs and expenses of collection incurred by the Banks in enforcing any of the Obligations (individually a "Guarantee" and collectively, the "Guarantees"). The Delta Galil Guarantees are part of the Guarantees.

      Notwithstanding Amendment No. 2 and the effectiveness of the agreements contained therein, each Guarantee is in full force and effect, has not been terminated, rescinded, amended or modified, and the undersigned has no defenses or offsets with respect to its obligations to the Banks under its Guarantee.

      Each Bank shall have the right to proceed under any or all of such Guarantees at any time or from time to time.


Dated as of:  May 9, 2006


AUBURN HOSIERY MILLS, INC.               BURLEN CORP.


By:_________________________________     By:____________________________________
Name: Steven Lockcuff                     Name: Steven Lockcuff
Title: Treasurer and Secretary            Title: Vice President, Treasurer
                                          and Assistant Secretary


DELTA GALIL INDUSTRIES LTD.


By:____________________________________
Name:
Title: